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EXHIBIT 10(F) - BANK OF LODI INCENTIVE COMPENSATION PLAN

                                 BANK OF LODI
                          INCENTIVE COMPENSATION PLAN

                                       I
                                    PURPOSE
The purpose of this Incentive Compensation Plan (the "Plan") is to advance the interests of the Bank of Lodi (hereinafter called the "Company") by strengthening, through the payment of incentive bonuses, the ability of the Company to attract and retain valued key employees upon whose judgment, initiative and efforts the successful conduct and development of the Company depends.

                                      II
                                ADMINISTRATION
The Plan shall be administered by the Board of Directors of the Company (hereinafter called the "Board").

                                      III
                                     FUNDS
The maximum amount of bonuses which may be distributed under this Plan with reference to any fiscal year ("maximum amount") shall be established by the Board, as soon as practicable in such fiscal year, provided, however, that the Company's net earnings before tax for the prior fiscal year meet a threshold minimum.

                                      IV
                              PERFORMANCE TARGETS
From time to time, the Board shall establish Company performance goals. The maximum amount which may be distributed for any fiscal year under this Plan shall be determined, in such manner as the Board shall prescribe, by the extend to which the Company attains these goals.

                                       V
                                  ELIGIBILITY
The Board shall determine the key employees of the Company who shall participate in the Plan for any fiscal year as soon as practicable following the close thereof.

                                      VI
                                AMOUNT OF BONUS
The amount of bonus to be paid to any participant hereunder shall be determined by the Board.

                                      VII
                                 TERM OF PLAN
The Plan shall become effective when it shall have been approved by an affirmative vote of the Board. The Plan shall remain in effect for the designated plan period (January 1 through December 31).

                                     VIII
                             AMENDMENT OF THE PLAN
The Board shall have the power at any time to amend or terminate the Plan, in whole or in part.

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                                     VIII
                             AMENDMENT OF THE PLAN

The Board shall have the power at any time to amend or terminate this Plan, in whole or in part based upon consideration of the following:

       Qualitative considerations:

           Classified Assets:
                *      Loans:
                           * Classified assets (loans, OREO & securities - substandard, doubtful and loss) should be less than 50% of capital.

                           * Past due loans should be less than 5.00% of outstanding loans - trend analysis should show a static or improving condition. Consideration should be given to decisions with regards to nonaccrual and charge off activity.

                *      Securities:
                           * Classified assets (loans & securities) should be less than 50% of capital.
           Loan Underwriting Standards:
                *     Loan Origination and Processing:
                           * New loan review from outside examination should indicate no adverse tend history. Consider activity, exceptions and corrective action taken.
           Audits:
                *     OCC Examinations:
                           * CAMEL rating of 3 or better. Any decline should be analyzed for purpose, negative trends and corrective action.
                *      Garrett Reviews:
                           * Loan - should show static reports or improving trends. Economic conditions should be considered along with individual performance.
                           * Compliance - should show static or improving reports. Trends should be flat or improving. Exceptions should be isolated and resolved on an individual or systemic basis.
                *      Peat Marwick Audits:
                           * Review for audit adjustments and management letter issues.
                *      Mortgage:
                           * Freddie Mac exceptions and buyback (unable to sell) issues should be considered.
                *      SBA:
                           * Consider impact of SBA review, guarantee issues and concerns with the value of the operations.
           Risk Based Capital Ratios:
                * Adequate Capital - should be within policy ranges and above regulatory minimums. Any negative impact from operations should be considered.
           Earnings:
                * Source of Earnings - eligible earnings must be from recurring sources, excluding the cumulative effect of adopting new accounting standards and non-trading securities gains & losses.
       Liquidity:
                *      Adequate Liquidity - no less than policy minimums.
       Market Risk:
                * Prudent interest Rate Risk Exposure - potential impact on net interest, capital and earnings within policy ranges.

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